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                                                                EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into this 5th day of June, 1997, and is between BHARAT DESAI, residing at_________________,_________ ______ (the
"Executive"), and SYNTEL, INC., a Michigan corporation (the "Company"), with its principal offices located at 2800 Livernois, Suite 400, Troy, Michigan 48083.

     The Executive is currently the President and Chief Executive Officer of the Company. The Executive and the Company wish to set forth in this Agreement the terms and conditions of the Executive's employment with the Company.

     In consideration of the mutual covenants herein contained, the parties agree as follows:

     1. EMPLOYMENT. The Company employs the Executive as its President and Chief Executive Officer, and the Executive accepts such employment, upon the terms and conditions set forth in this Agreement.

     2. DUTIES DURING EMPLOYMENT PERIOD. The Executive shall perform and discharge well and faithfully such duties for the Company (a) as are consistent with those normally incident to his position as President and Chief Executive Officer, and (b) as may be reasonably assigned to the Executive from time to time by the Board of Directors of the Company. The Executive shall devote substantially all of his business time and attention, his best efforts, and all of his skill and ability to the business of the Company. Notwithstanding the foregoing, the Executive shall be permitted to engage in other business activities (as an active participant or a passive investor), provided that such activities are not rendered for a company which transacts business with the Company or engages in business competitive with that conducted by the Company and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

     3. TERM OF EMPLOYMENT. Executive's employment under Paragraph 1 of this Agreement shall be for a period (the "Employment Period") commencing on the date the Company's Common Stock begins trading on the NASDAQ National Market and terminating on December 31, 1999, unless sooner terminated in accordance with one of the following alternatives.

          (a) The Executive's employment under Paragraph 1 may be terminated by the Company at any time during the Employment Period for Cause (as hereinafter defined) by action of the Board of Directors upon giving the Executive notice of such termination and the reason or reasons therefor at least 30 days prior to the date upon which termination shall take effect. As used herein, the term "Cause" shall mean any of the following events:

              (i) the Executive's conviction of or plea of guilty or nolo contendere to a crime providing for a term of imprisonment
          (other than traffic violations and crimes not requiring the knowing involvement of the Executive in the commission thereof) or substantial and sustained alcohol or other substance abuse on the part of the Executive (whether or not

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     constituting a crime) which continues following a written warning from the
     Board of Directors of the Company.

          (ii) the Executive's (A) neglect of duties involving bad faith, (B) willful failure to act with respect to duties previously communicated to the Executive in writing by the Board of Directors of the Company, or (C) other willful misconduct in connection with the performance of his duties hereunder, and in the case of any such neglect, failure, or, to the extent curable, misconduct, only if it is not cured within 10 days from the receipt by the Executive of written notice from the Company's Board of Directors specifying such alleged neglect, failure or misconduct.

If the Executive's employment is terminated under the provisions of this clause
(a), all rights of the Executive to compensation and benefits pursuant to Paragraph 4 shall cease as of the effective date of such termination. If the Executive's employment is terminated by the Company without "Cause" (as defined in this clause (a)), the Company shall pay to the Executive his then salary, at the times and in the amounts then in effect, for the remaining term of this Agreement, without reduction for any compensation Executive may receive from other sources. Payment of such amounts to the Executive in such event shall discharge the Company from any liability under this Agreement to the Executive for improper termination of his employment.

     (b) If the Executive dies, the Executive's employment shall be deemed to cease as of the date of his death, and the Executive's rights pursuant to Paragraph 4 shall cease as of such date.

     (c) If the Executive is incapacitated by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing his duties required under Paragraph 2 (which unless agreed to by the Executive shall be determined by resolution of the Company's Board of Directors following a thorough examination by at least two qualified medical experts who concur in their finding of disability, one of which will be Executive's personal physician), and such condition is not cured within 180 business days after the first occurrence of such disability, upon the expiration of such period or at any time thereafter, by action of the Board of Directors of the Company, the Executive's employment may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated pursuant to the provisions of this clause (c), the Executive's rights pursuant to Paragraph 4 shall cease as of the date of such termination.

     4.   EMPLOYMENT PERIOD COMPENSATION.

     (a) Salary. As full compensation for services rendered by the Executive hereunder, the Company shall pay to the Executive a salary at the rate of $300,000 per year, payable biweekly, through December 31, 1998. The Executive's salary for the calendar year ended December 31, 1999, shall be established by the Compensation Committee of the Board of Directors of the Company. Bonus awards to the Executive during the Employment Period shall be established by the Compensation Committee of the Board of Directors.

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     (b)  Other Benefits.  The Company will provide the Executive during the
Employment Period with fringe benefits no less favorable than those then being received generally by other executive officers of the Company and in a manner and amount consistent with his position, compensation, seniority and age.

     5. COVENANT NOT TO COMPETE. The Executive hereby acknowledges and recognizes the highly competitive nature of the Company's business and, accordingly, for the consideration set forth in Paragraph 4 above:

     (a) The Executive agrees that during the Restricted Period (as defined below), he will not, directly or indirectly, engage in the design, development, manufacturing, sale, marketing or servicing of products which are designed, developed, manufactured, sold, marketed or serviced by the Company during the Executive's employment with the Company or engage in any other activity which is in competition with the activities of the Company (the "Business Activities"), other than on behalf of the Company, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 3% of the outstanding capital stock of a corporation whose stock is actively traded over-the-counter or on any national securities exchange), consultant, advisor, agent or otherwise, anywhere in the United States.

     (b) The Executive agrees that during the Restricted Period, he will not directly or indirectly engage in any Business Activity (other than on behalf of the Company) by supplying products or providing services heretofore supplied or provided to any customer with whom the Company does business during the Executive's employment with the Company, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 3% of the outstanding capital stock of a corporation whose stock is actively traded over-the-counter or on a national securities exchange), consultant, advisor, agent or otherwise.

     (c) The Executive agrees that during the Restricted Period, he will not, directly or indirectly, assist others in engaging in any of the Business Activities in the manner prohibited to the Executive.

     (d) The Executive agrees that during the Restricted Period, he will not, directly or indirectly, induce employees of the Company to engage in any activities that are prohibited to the Executive or to terminate their employment.

     As used herein, the term "Restricted Period" shall mean the period commencing with the date hereof and ending two year after the termination of the Executive's employment with the Company, irrespective of the reason for any termination of employment.

     It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in each of clauses (a) through (d) above reasonable for the purpose of preserving for the Company its goodwill, proprietary rights and going concern value, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other


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restriction contained in this Paragraph 5 is an unenforceable restriction on the activities of the Executive, the provisions of this Paragraph 5 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in clauses (a) through (d) is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein. The provisions of this Paragraph 5 shall in no respect limit or otherwise affect the rights or obligations of the Executive under other agreements with the Company.

     6. DISCLOSURE OF INFORMATION. The Executive acknowledges that the Company's (and its affiliates') trade secrets, private or secret processes as they exist from time to time and information concerning products, development, technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees that all Proprietary Information heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company shall be considered confidential. In recognition of this fact, the Executive agrees that he will not, during and after the Employment Period, disclose any of such Proprietary Information to any person or other entity for any reason or purpose whatsoever and that he will not use any such Proprietary Information for his own purposes or for the benefit of any person or other entity (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, upon advice of legal counsel reasonably satisfactory to the Company, Executive is legally required to disclose such Proprietary Information.

     7. COMPANY RIGHT TO INVENTIONS. The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the products of the Company which the Executive has in his past association with the Company conceived, developed or acquired, or may conceive, develop or acquire during the Executive's employment by the Company (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof, as well as trademarks, tradenames, service marks and all applications with respect thereto, that may at any time be granted for or upon any such invention, improvement or technical information.

     8. REMEDIES. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Paragraphs 5, 6 or 7 would be inadequate. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Paragraphs 5, 6 or 7 the Executive agrees that, in addition to its remedy at law, then at the Company's option, all rights of the Executive to compensation under Paragraph 4 hereof and all amounts then or thereafter due the Executive from the Company under this Agreement may be

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terminated and the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Paragraph 6, and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting the marketing or sale of products and providing of services of the kind marketed, sold or provided by the Company or its affiliates during the Executive's employment.

     9. NOTICES. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested or sent by express courier service, charges prepaid by shipper, to his residence in the case of notices to the Executive, and to the principal offices of the Company, to the attention of its President, in the case of notices to the Company (or to such other address as a party is directed pursuant to written notice from the other party).

     10. ASSIGNMENT. This Agreement shall not be assignable by either party except by the Company to any subsidiary or affiliate of the Company or any successor in interest to the Company's business.

     11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties relating to the subject of employment, supersedes and replaces in its entirety any existing employment agreement of the Executive and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

     12. TERMINATION. Any termination of this Agreement in accordance with Paragraph 3 shall not affect the provisions of Paragraphs 5, 6, 7 or 8, which shall survive such termination in accordance with their terms.

     13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     14. HEADINGS. The headings of the Paragraphs are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SYNTEL, INC.

                                        By: Daniel M. Moore
                                            -----------------------------------

                                        Its: Vice President and General Counsel
                                            -----------------------------------


                                        BHARAT DESAI

                                        /s/ Bharat Desai
                                        ---------------------------------------




BH/115727.2
ID/DRM
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